Exhibit 99.1
Fathom Holdings and Neighborhood Intelligence Announce Proposed Restructured Transaction Focused on Real Estate and Digital Assets
Proposed transaction would combine Fathom’s national residential brokerage and title business with NXH’s interests in tZERO, the Medici portfolio and GrainChain
Proposed Transaction would ascribe no less than $130 million in value to NXH’s contributed digital assets, driven principally by its approximately 38.8% direct and indirect ownership interest in tZERO
Intended structure to create a transparent and trackable public equity interest for NXH while building upon Fathom’s existing operating businesses
NASHVILLE, Tenn.--(BUSINESS WIRE)--Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom”) and Neighborhood Intelligence, Inc. (Nasdaq: NXH) (“Neighborhood” or “NXH”) today announced that they agreed to explore a potential alternative transaction (the “Proposed Alternative Transaction”) that would replace their previously announced merger agreement, dated June 16, 2026 (as amended, the “Original Merger Agreement”), and that is designed to combine Fathom’s national residential brokerage and title business with substantially all of NXH’s digital asset holdings.
Under the Transaction, NXH would contribute its approximately 38.8% direct and indirect ownership interest in tZERO Group, Inc. (“tZERO”), its Medici-related fund assets, and its direct investment in GrainChain, Inc. (“GrainChain”) to Fathom.
The Transaction would ascribe no less than $130 million in value to the digital assets contributed by NXH, driven principally by NXH’s approximately 38.8% direct and indirect ownership interest in tZERO, subject to Fathom’s validation of the valuation of the contributed assets as part of its due diligence and the negotiation of definitive agreements. That value would be reflected through the issuance of newly issued Fathom shares to NXH. The final share count will be determined as part of the definitive agreements, with NXH expected to maintain a controlling interest in Fathom following the transaction.
The Transaction would also provide Fathom with the flexibility and time to identify and pursue acquisitions of relevant operating assets that complement and expand Fathom’s operations. The nature, timing and structure of any such acquisitions would be evaluated in light of Fathom’s business objectives.
For Neighborhood, the Transaction is intended to transform digital assets that NXH believes have substantial but difficult-to-track value within its broader balance sheet into a transparent and trackable equity interest in a separately traded public company, while allowing Neighborhood to maintain a controlling interest and substantial participation in their potential future growth and appreciation.

For Fathom, the Transaction is expected to build upon its national brokerage business and growing title platform. The companies see an opportunity to expand title services organically and through disciplined consolidation, add relevant operating assets and develop practical applications for blockchain and tokenization across real estate.
The companies believe that real estate represents a natural application for tZERO’s digital securities infrastructure, including potential tokenization of commercial real estate and single-family rental portfolios, more flexible capital structures and new pathways to liquidity. Over time, the companies also intend to explore applications involving title services and individual homeownership.
If the Transaction is completed, Fathom’s leadership would be expected to work closely with the leadership teams of tZERO, GrainChain and the applicable Medici portfolio companies to commercialize these opportunities.
NXH and Fathom also contemplate entering into a long-term data sharing and commercial agreement designed to lower customer acquisition costs and connect consumers across brokerage, title, mortgage and other home-related services. Connectivity to Beyond Credit Union (as previously announced September 15, 2026) is expected to provide access to mortgage and financial products consistent with a more asset-light model.
Management Commentary
Marcus Lemonis, Executive Chairman and Chief Executive Officer of Neighborhood Intelligence, said:
“As part of the strategic review we embarked on, our commitment was to find a way to take assets we believe have tremendous value, but whose value can be difficult for the market to see on our balance sheet, and translate them into a more transparent and trackable public equity stake. Under the proposed structure, Neighborhood would contribute these assets to Fathom in exchange for a significant issuance of new Fathom shares. The transaction would ascribe no less than $130 million in value to our digital assets, driven principally by our approximately 38.8% direct and indirect ownership interest in tZERO, while resulting in Neighborhood maintaining a controlling interest in Fathom.
It is important to recognize that the value of the Transaction is not derived from Fathom’s current market capitalization. While Fathom’s share price is below where it was when our original transaction was announced, we believe its brokerage and title businesses have made meaningful progress during that same period. The proposed structure is intended to recognize both that progress and the value we believe exists in the digital asset portfolio Neighborhood would contribute.
The structure would also provide Fathom with the opportunity to identify and pursue acquisitions of relevant operating assets that can strengthen and expand Fathom’s operating businesses.

We believe this structure delivers on our objective: creating a transparent, trackable public equity interest from assets whose value has been difficult for our shareholders to independently identify, while preserving substantial participation in their potential future growth and appreciation.”
Scott Flanders, Chairman of Fathom Holdings, said:
“Fathom brings a national brokerage business, a title platform and real transactions to this proposed combination. We believe the proposed structure recognizes the progress of our existing businesses while bringing significant new assets and a controlling strategic shareholder to Fathom. We see substantial opportunity to expand our operating businesses, including title, organically and through disciplined acquisitions, while working with tZERO and the other digital asset businesses to develop practical applications for blockchain and tokenization across real estate.”
Proposed Alternative Transaction Details
Upon entering into definitive documentation for the Transaction, the companies anticipate that the Original Merger Agreement, under which Fathom shareholders were to receive 0.2236 shares of NXH common stock for each Fathom share, will be terminated.
Under the contemplated structure, NXH would receive newly issued Fathom shares in consideration for the contribution of its digital asset portfolio, which would be ascribed no less than $130 million in value, subject to Fathom’s validation of the valuation of the contributed assets. The final share count will be determined in the definitive agreements, with NXH expected to maintain a controlling interest in Fathom following completion of the Transaction.
Fathom also expects prior to the closing to evaluate potential acquisitions of relevant operating assets that could contribute to and expand its operations. Any such acquisitions, as well as the final capitalization and structure of the transaction, would be evaluated in consultation with NXH in accordance with the Original Merger Agreement and taking into account Fathom’s operating objectives and the implications of the Transaction under the Investment Company Act of 1940.
The Transaction remains subject to definitive agreements, Fathom board and stockholder approvals, NXH board approval, an independent fairness opinion, applicable regulatory and third-party approvals and other customary closing conditions, including compliance with all applicable regulations and securities laws.
There can be no assurance that the Transaction will be entered into or completed on the terms described or at all.
About Neighborhood Intelligence
Neighborhood Intelligence (Nasdaq: NXH), previously Bed Bath & Beyond, Inc., is a data and technology company organized around three interconnected pillars: Omni-Channel Retail, Home Services and Home Ownership.

Its portfolio includes Bed Bath & Beyond, Overstock, buybuy BABY, Kirkland’s, The Container Store, Elfa and Closet Works, along with its expanding Home Services and Home Ownership businesses.
Neighborhood Intelligence connects products, services, financing, expertise and data to make homeownership simpler and more affordable.
About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven real estate services platform that integrates residential brokerage, mortgage, title and SaaS offerings through its proprietary cloud-based software, intelliAgent. Fathom’s brands include Fathom Realty, Encompass Lending, intelliAgent, Real Results, MHG, and Verus Title.
For more information, visit FathomInc.com.
Cautionary Note Regarding Forward-Looking Statements
This press release communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Transaction, its consummation, anticipated financial performance, including benefits and synergies related to the Transaction, business strategies, plans, goals and expectations concerning market position, future operations and other financial and operating information, and the timing of any of the foregoing.
Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors outside NXH’s and Fathom’s control that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties as to the timing of the consummation of the Transaction and the ability of the parties to agree on definitive agreements and consummate the Transaction; the ability of Fathom to acquire additional relevant operating assets; the ability of the Boards of NXH and Fathom to approve the transactions; the satisfaction of the conditions precedent to consummation of the Transaction, including the approval of Fathom’s stockholders and obtaining an independent fairness opinion; the ability to obtain required regulatory approvals at all or in a timely manner; any litigation related to the Transaction; disruption of NXH’s or Fathom’s current plans and operations as a result of the Transaction; the ability of NXH and Fathom to retain and hire key personnel; competitive responses to the Transaction; unexpected costs, charges or expenses resulting from the Transaction; and other risks as set forth in the Risk Factors section of NXH’s and Fathom’s most recent Form 10-Ks as filed with the SEC and supplemented from time to time in other NXH and Fathom filings made with the SEC.

Copies of each of NXH’s and Fathom’s Form 10-K and other SEC filings are available on the SEC’s website. Each of NXH and Fathom undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Contacts
ir@beyond.com
pr@beyond.com